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                                                                    EXHIBIT 23.1


                 CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-75066) and related Prospectus of Amylin Pharmaceuticals, Inc. for the registration of 13,300,000 shares of its common stock and to the incorporation by reference therein of our report dated February 9, 2001, with respect to the consolidated financial statements of Amylin Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                  /s/ Ernst & Young LLP

                                  Ernst & Young LLP

San Diego, California
January 11, 2002